UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2018

THE NAVIGATORS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15886	13-3138397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, 8th Floor

Stamford, Connecticut 06901

(Address of Principal Executive Offices) (Zip Code)

(203) 905-6090

(Registrant’s telephone number, including area code)

N/A

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 22, 2018, The Navigators Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, The Hartford Financial Services Group, Inc., a Delaware corporation (“Parent”) and Renato Acquisition Co., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement and the consummation of the transactions contemplated thereby have been unanimously approved by the Company’s board of directors (the “Company Board”).

Merger. The Merger Agreement provides for the merger of Merger Sub with and into the Company, on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Company continuing as the surviving corporation in the Merger. As a result of the Merger, the Company will become a wholly owned subsidiary of Parent.

Merger Consideration. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share (a “Share”) of common stock of the Company, par value $0.10 per Share, issued and outstanding immediately prior to the Effective Time (other than Shares held by stockholders who have not voted in favor of the Merger and who have properly and validly perfected their statutory rights of appraisal in respect of such Shares in accordance with Section 262 of the Delaware General Corporation Law) will be converted into the right to receive $70.00 in cash without interest thereon (the “Merger Consideration”), subject to applicable tax withholding.

Treatment of Outstanding Equity Awards. Awards granted under The Navigators Group, Inc. Second Amended and Restated 2005 Stock Incentive Plan (the “Company Stock Plan”) that are outstanding at the time of the Merger will be treated as follows, subject to applicable tax obligations and withholding:

•

each performance unit award granted prior to January 1, 2017, and each tranche of a restricted stock unit award that vests prior to January 1, 2020, that was granted prior to January 1, 2019, and that is payable in Shares (together, the “2019 Vesting Company Awards”) will be converted into the right to receive an amount in cash equal to the product of (x) the Merger Consideration multiplied by (y) the number of restricted stock units in the applicable tranche or, in the case of performance unit awards, the target number of Shares, in each case subject to the 2019 Vesting Company Award immediately prior to the Merger;

•

each performance unit award granted on or after January 1, 2017 and prior to January 1, 2019, and each tranche of a restricted stock unit award that vests on or after January 1, 2020, that was granted prior to January 1, 2019, and that is payable in Shares (together, the “2020 Vesting Company Awards”) will be canceled and converted into the right to receive a cash payment equal to the product of (x) the Merger Consideration multiplied by (y) the number of restricted stock units in the applicable tranche or, in the case of performance units, the target number of Shares, in each case subject to the 2020 Vesting Company Award immediately prior to the Merger; provided that the right to a cash payment with respect to a 2020 Vesting Company Award shall be subject to the same vesting and payment schedules as the 2020 Vesting Company Award it replaces (other than performance-based vesting conditions);

•

each performance unit award granted on or after January 1, 2019 and each restricted stock unit award granted on or after January 1, 2019 that is payable in Shares (together, the “2019 New Company Awards”) will be canceled and converted into the right to receive a number of restricted stock units issued pursuant to The Hartford 2014 Incentive Stock Plan (each, a “Parent RSU”) in respect of shares of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”) equal to (x) the Merger Consideration multiplied by the number of restricted stock units in the applicable tranche or, in the case of performance units, the target number of Shares, in each case subject to the 2019 New Company Award immediately prior to the Merger, divided by (y) the closing price of a share of Parent Common Stock on the New York Stock Exchange on the business day immediately prior to the closing of the merger; provided, that each Parent RSU will be subject to the same vesting and payment schedules as the 2019 New Company Award it replaces (other than performance-based vesting conditions);

•	each performance unit award and restricted stock unit award granted under the Company Stock Plan and that is payable in cash shall be settled in accordance with its terms; and

•	any restrictions on any restricted Shares granted under the Company Stock Plan will lapse immediately prior to (and conditioned upon) the Merger.

Compensation and Benefit Plan Terminations. The Merger Agreement provides for the termination of certain compensation and benefits plans of the Company and its subsidiaries as of the Effective Time, including termination of the Company Stock Plan, The Navigators Group, Inc. Non-Qualified Deferred Compensation Plan and The Navigators Group, Inc. Amended and Restated Employee Stock Purchase Plan (with any outstanding purchase rights as of the Effective Time terminated in exchange for a cash payment equal to the excess of the Merger Consideration over 90% of the lesser of (x) the closing price of a Share on the NASDAQ Global Select Market on the last trading day before the commencement of the last offering period and (y) the closing price of a Share on the NASDAQ Global Select Market on the last trading day before the Effective Time).

Closing Conditions. The consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the affirmative vote in favor of the adoption of the Merger Agreement by the holders of a majority of the outstanding Shares entitled to vote thereon, (ii) any applicable waiting periods (or extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 having expired or been terminated, (iii) required consents of, filings with, and other terminations or expirations of waiting periods from, other governmental authorities, including insurance regulatory authorities, having been filed, made or obtained without imposition of a Parent Burdensome Condition (generally defined in the Merger Agreement to include material adverse effects on Parent or the Company), (iv) the absence of injunctions or rulings enjoining, restraining or otherwise prohibiting consummation of the Merger, and (v) other customary closing conditions. The consummation of the Merger is not subject to a financing condition.

Covenants. The Merger Agreement contains various covenants of the Company, Parent and Merger Sub. These covenants include interim operating covenants that, subject to certain exceptions, (i) require the Company (and its subsidiaries) to (1) conduct its business in all material respects in the ordinary course of business consistent with past practice, (2) use reasonable best efforts to preserve substantially intact, consistent with past practice, the Company’s business organization and (3) preserve, consistent with past practice, existing relations and goodwill with customers, producers, reinsurance providers, governmental authorities and other persons with whom the Company or its subsidiaries have significant business relationships, and (ii) restrict the Company’s ability to take certain actions prior to the Effective Time without Parent’s consent (such consent, in certain cases, not to be unreasonably withheld, conditioned or delayed), which include, subject to certain exceptions, issuing additional Shares, incurring additional indebtedness, selling or purchasing material assets, making unbudgeted capital expenditures, making loans or investments (or disposing of investments) not permitted by the Company’s investment guidelines, increasing compensation, making material changes to accounting, underwriting, or reserving practices, making material tax elections, settling material litigation, or entering into, modifying or terminating material contracts.

Go-Shop. The Merger Agreement contains a “go-shop” provision pursuant to which the Company has the right to solicit and engage in discussions and negotiations with respect to competing proposals until 12:01 a.m. (New York City time) on September 21, 2018 (the “Go-Shop Period”), subject to a 10-day extension to consider a proposal received during the Go-Shop Period that would reasonably be expected to result in a “superior proposal” (as defined in the Merger Agreement), and further extensions to allow bidding between Parent and a party who has submitted a superior proposal during the Go-Shop Period (an “Excluded Party”). No confidential information concerning the Company may be disclosed to potential bidders until the potential bidders execute a confidentiality agreement containing provisions that are not materially less favorable in the aggregate to the Company than those contained in the confidentiality agreement executed by Parent. The Company must notify Parent within 24 hours after entering into any such confidentiality agreement with a potential bidder (which notice need not identify the name of the potential bidder).

Non-Solicitation. Except with respect to the specified extensions described above for Excluded Parties, after the Go-Shop Period, the Company is subject to “no-shop” restrictions pursuant to which the Company and its subsidiaries must immediately cease and terminate any solicitation, encouragement, discussions or negotiations with any person with respect to any third-party proposals relating to the acquisition of 15% or more of the Company and its subsidiaries (an “Acquisition Proposal”), and are prohibited from furnishing non-public information to, or engaging in any discussions with, any third party with respect to any Acquisition Proposal. The no-shop provision is subject to a “fiduciary-out” provision that allows the Company to provide information and participate in discussions with respect to unsolicited Acquisition Proposals if the Company Board determines in good faith after consultation with outside counsel and financial advisors that such unsolicited Acquisition Proposal would reasonably be expected to lead to a superior proposal.

The Company must provide, within 24 hours after receipt, written notice to Parent of the receipt of any Acquisition Proposal and disclose to Parent the material terms and conditions of such Acquisition Proposal, the identity of the person making the Acquisition Proposal and unredacted copies of all material correspondence or other material written documentation with respect thereto.

Board Recommendation; Adverse Recommendation Change. The Merger Agreement contains covenants that require, subject to certain limited exceptions, (i) the Company to file a proxy statement with the SEC and call and hold a special meeting of the Company’s stockholders to vote on the Merger Agreement and (ii) the Company Board to recommend that the Company’s stockholders adopt the Merger Agreement at such special meeting. However, at any time prior to the receipt of the requisite stockholder approval, the Company Board is permitted to change its recommendation to the Company’s stockholders in response to an unsolicited superior proposal or in response to an intervening event if the Company Board determines in good faith, after consultation with its outside counsel and, in the case of an unsolicited superior proposal, financial advisors, that the failure to do so would violate the Company Board’s fiduciary duties. In addition, at any time prior to the receipt of the requisite stockholder approval, in response to a superior proposal and after following certain procedures set forth in the Merger Agreement, the Company Board may terminate the Merger Agreement, pay the reduced termination fee described below and cause the Company to enter into a definitive written agreement with respect to such superior proposal if the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, that the failure to do so would violate the Company Board’s fiduciary duties. In any such case, the Company must first give Parent at least four business days’ prior written notice (or two business days in the case of any material changes made to an existing superior proposal) of its intention to take any such action. During such period, the Company must negotiate in good faith with Parent to make such commercially reasonable adjustments to the Merger Agreement as would enable the Company Board to no longer change its recommendation or determine that the Acquisition Proposal constitutes a superior proposal.

Termination; Termination Fees and Expense Reimbursement. The Merger Agreement provides for certain termination rights for both the Company and Parent. The Company may terminate the Merger Agreement prior to receipt of stockholder approval to, among other reasons, accept an Acquisition Proposal that is a superior proposal if the Company Board determines in good faith after consultation with its financial advisors and outside counsel that the failure to do so would violate the Company Board’s fiduciary duties.

The Company is obligated to pay Parent a $68.25 million termination fee if:

•

the Company terminates the Merger Agreement to enter into an agreement for an Acquisition Proposal (unless such termination is during the Go-Shop Period or in connection with the entry into a definitive agreement with an Excluded Party, in which case the termination fee will be $42 million);

•

Parent terminates the Merger Agreement after the Company Board withdraws its recommendation to stockholders to adopt the Merger Agreement (unless the Company Board withdraws its recommendation in response to a superior proposal and such termination is during the Go-Shop Period or in connection with the entry into a definitive agreement with an Excluded Party, in which case the termination fee will be $42 million);

•

the Merger Agreement is terminated due to (i) (A) the Merger not being consummated by May 1, 2019 (the “Walk-Away Date”) (subject to extension to July 1, 2019) (at a time when required regulatory approvals have been obtained but the Company stockholder approval has not been obtained), (B) the Company’s stockholders failing to adopt the Merger Agreement or (C) the Company’s material breach of the Merger Agreement, (ii) a bona fide Acquisition Proposal shall have been publicly made or proposed after the date of the Merger Agreement and not withdrawn at least three (3) business days prior to the Company Stockholders Meeting or such termination, as applicable, and (iii) within 12 months after the termination of the Merger Agreement, the Company consummates any Acquisition Proposal, or enters into a definitive agreement with respect to any Acquisition Proposal that is subsequently consummated, in each case that would result in any person or group owning 50% or more of the Company; or

•

if Parent terminates the Merger Agreement due to the Company willfully and materially breaching its covenants in the Merger Agreement with respect to soliciting competing offers, or preparing the proxy statement or holding the Company stockholder meeting.

Further, the Company is obligated to reimburse Parent for its transaction-related expenses, up to $7,000,000, if the Merger Agreement is terminated due to the Company’s stockholders failing to adopt the Merger Agreement, provided that any such transaction-related expenses reimbursed by the Company would be credited toward any termination fee.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement and are not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates and are solely for the benefit of the parties to the Merger Agreement. In addition, certain representations and warranties were used for the purpose of allocating risk between the parties to the Merger Agreement, rather than establishing matters of fact. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures that were made by each party to the others, which disclosures are not reflected in the Merger Agreement.

Voting Agreements

On August 22, 2018, in connection with the execution of the Merger Agreement, (i) Terence N. Deeks, Monica J. Deeks, the Deeks Family Foundation, certain trusts for the benefit of members of the Deeks family and (ii) Stanley A. Galanski (collectively, the “Stockholders”), who collectively beneficially own, as of August 22, 2018, approximately 22% of the outstanding Shares, entered into voting agreements (the “Voting Agreements”) with Parent. Pursuant to the Voting Agreements, the Stockholders agreed, among other things, to vote or cause to be voted any issued and outstanding Shares beneficially owned by them, or that may otherwise become beneficially owned by them during the term of the Voting Agreements, in favor of adopting the Merger Agreement.

The Voting Agreements will automatically terminate upon the earliest of (i) the Walk-Away Date, (ii) the effective time of the Merger, (iii) the termination of the Merger Agreement in accordance with its terms, (iv) an adverse change of recommendation of the Company Board pursuant to and in accordance with the Merger Agreement, (v) with respect to any Stockholder, in the event that the Merger Agreement is amended or modified in a manner that (x) decreases the Merger Consideration or changes the type of Merger Consideration or (y) otherwise causes a change that is adverse to such Stockholder in any material respect and (vi) with respect to any Stockholder, by the mutual written agreement of such Stockholder and Parent.

The foregoing summary of the Voting Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreements, which are filed as Exhibit 99.1 and Exhibit 99.2 hereto and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On August 21, 2018, the Compensation Committee of the Company Board (the “Committee”) and the Company Board approved the terms of the employment agreement with Stanley A. Galanski, President and Chief Executive Officer, and Ciro M. DeFalco, Executive Vice President and Chief Financial Officer (each, an “Executive”), pursuant to which the Company and Navigators Management Company, Inc., a New York corporation and wholly owned subsidiary of the Company entered into an employment agreement (each, an “Employment Agreement”) with each Executive on such date.

The Employment Agreement with Mr. Galanski superseded his existing employment agreement. Mr. DeFalco did not have an employment agreement with the Company or its subsidiaries prior to entering into the Employment Agreement described herein.

The Employment Agreements each have an initial term expiring on December 31, 2019, and automatically continue for subsequent one-year periods (the “Term”), unless either party elects to terminate the Employment Agreement. Each Employment Agreement also provides that in the event of a “change in control” (as defined in the Employment Agreements), the Term will not terminate prior to the later of (i) the one-year anniversary of the change in control or (ii) the date that is 120 days after written notice is provided to the other party.

During the Term, Mr. Galanski will serve as President and Chief Executive Officer and Mr. DeFalco will serve as Executive Vice President and Chief Financial Officer.

The Employment Agreements provide that Mr. Galanski has an initial annual base salary of $1,000,000, and Mr. DeFalco has an initial annual base salary of $575,000. The base salaries will be subject to annual review by the Committee each March in accordance with the Company’s regular practice, or otherwise as the Committee deems advisable, but will not be decreased to an amount less than the amount described above.

In addition, each Executive is eligible for an annual performance bonus based upon the Company’s actual performance as compared to performance targets pre-established by the Committee. Under the Employment Agreements, each Executive’s initial annual performance bonus target amount is 100% of base salary, with a maximum annual performance bonus amount equal to 150% of his bonus target amount. These target amounts and maximum bonus amounts will be subject to periodic review by the Compensation Committee but will not be decreased to amounts less than the amounts described above.

The Employment Agreements also entitle the Executives to other benefits, such as equity and other long-term incentive awards that may be extended generally from time to time to senior officers of the Company and its subsidiaries, as approved by the Committee, all benefit plans made available to senior officers of Company and its subsidiaries, such vacation, holidays and sick leave as the Company may reasonably determine, and reimbursement of reasonable expenses. Mr. Galanski is also entitled to a monthly automobile expense allowance of $1,000.

Mr. DeFalco is also eligible for a cash retention award equal to $575,000, payable on January 1, 2020 (or as soon as administratively practicable thereafter), if he remains employed by the Company or its subsidiaries through December 31, 2019, or if his employment is terminated by the Company or its subsidiaries other than for “cause” or if he resigns for “good reason”, in each case, during the 12-month period following a change in control.

Under the Employment Agreements, each Executive will receive certain compensation in the event that his employment is terminated by the Company or its subsidiaries for any reason other than for cause, or if the Executive resigns for good reason (each, a “Qualifying Termination”). If the Executive’s employment is terminated by reason of a Qualifying Termination, the Executive will be entitled to receive continued payment of his base salary for 12 months, an amount equal to 100% of his target annual bonus for the year in which the employment terminates (payable within 60 days after the Qualifying Termination), any annual bonus earned in the year prior to the year in which the employment terminates and not yet paid and, for 18 months following the Qualifying Termination (or 12 months for Mr. DeFalco), subsidized (at active employee rates) continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA).

For purposes of the Employment Agreements, “cause” is generally defined to include the Executive’s: (i) commission of a felony; (ii) engagement in conduct involving fraud, moral turpitude, dishonesty, gross misconduct, embezzlement, or theft; (iii) failure to perform material duties assigned to him (subject to a 30-day cure period); or (iv) material breach of the Employment Agreement or any Company policy (subject to a 5-day cure period, to the extent the breach is curable).

For purposes of the Employment Agreements, “good reason” generally occurs if the Company: (i) materially reduces or alters the rights, responsibilities, duties or authority of the Executive, including demoting the Executive to a lower-level position; (ii) materially reduces the Executive’s base salary, annual performance bonus target or long-term incentive target; (iii) changes the Executive’s principal location of work by more than 50 miles; (iv) requires the Executive to take any action which would violate any federal, state or local criminal law; or (v) materially breaches the Employment Agreement, in each case, subject to a 30-day cure period.

Each Executive is subject to non-solicitation obligations in the Employment Agreements. Mr. Galanski is also subject to non-competition obligations in his Employment Agreement.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Employment Agreements, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

President’s Award Agreements

The Company Board approved, on August 21, 2018, the granting of certain performance-based cash bonuses to certain named executive officers of the Company and certain other key employees (the “President’s Award Recipients”) pursuant to a President’s Award Agreement (each a “President’s Award Agreement”) entered into between the Company and each President’s Award Recipient. These performance-based cash bonuses are intended to secure the continued service of each President’s Award Recipient whether or not the Merger ultimately closes and to ensure each President’s Award Recipient’s continued dedication to the Company.

Pursuant to the President’s Award Agreements, each President’s Award Recipient will be entitled to a lump-sum cash bonus (the “President’s Award”) of a specified minimum target vesting amount if: (i) the President’s Award Recipient remains in continuous employment with the Company through June 30, 2022 (the “Payment Date”); (ii) the President’s Award Recipient’s employment with the Company terminates prior to the Payment Date due to the President’s Award Recipient’s death or “disability” (as defined in the President’s Award Agreement); (iii) the Company terminates the President’s Award Recipient’s employment without “cause” after a “change in control” (as defined in the President’s Award Agreement) but prior to the date that is one year from such change in control; or (iv) the President’s Award Recipient resigns from employment with the Company for “good reason” after a change in control but prior to the date that is one year from such change in control. The minimum target vesting amount specified in each President’s Award Agreement is subject to upward adjustment based on satisfaction of certain “performance goals” during the 36 month period from January 1, 2019 through December 31, 2021 (or, if a change in control occurs between January 1, 2020 and December 31, 2021, from January 1, 2019 through the date of such change in control); provided that if a change in control occurs prior to January 1, 2020, the lump-sum cash bonus will be payable in the minimum target vesting amount without adjustment.

The President’s Award is payable within 30 days after the Payment Date, provided that in the event of a change in control prior to the Payment Date, the Payment Date shall be one year from the date of the change in control.

A President’s Award Recipient will not be entitled to the cash bonus associated with the President’s Award Agreement if the President’s Award Recipient’s employment with the Company terminates prior to the Payment Date for any reason other than due to the President’s Award Recipient’s death, Disability or, in each case after a Change in Control, a termination by the Company without cause or a resignation by the President’s Award Recipient for good reason.

For purposes of the President’s Award Agreements, “cause” is generally defined to include: (i) any act of dishonesty, willful misconduct, gross negligence, intentional or conscious abandonment or neglect of duty; (ii) commission of a criminal activity, fraud, embezzlement or any act of moral turpitude (including but not limited to violations of the Company’s sexual harassment or discrimination policies); (iii) a failure to reasonably cooperate in any investigation or proceeding concerning the Company; (iv) any unauthorized disclosure or use of confidential information or trade secrets; or (v) any violation of any restrictive covenant, such as a non-compete, non-solicit or non-disclosure agreement, between the President’s Award Recipient and the Company or its affiliates.

For purposes of the President’s Award Agreements, “good reason” generally occurs if the Company: (i) materially reduces the President’s Award Recipient’s base compensation or short-term incentive target; (ii) changes the President’s Award Recipient’s principal place of employment by more than 50 miles; (iii) materially breaches an agreement under which the President’s Award Recipient provides services to the Company; or (iv) fails to obtain an assumption of and agreement to perform the President’s Award Agreement by any successor, in each case, subject to a 30-day cure period.

Each President’s Award Recipient is subject to non-solicitation obligations in the President’s Award Agreements.

The President’s Awards payable to the Company’s named executive officers pursuant to the President’s Award Agreements are as follows:

Name	Title	President’s Award
H. Clay Bassett, Jr.	Senior Vice President and Chief Underwriting Officer and President of Assumed Reinsurance	$862,500
Michael J. Casella	President of International Insurance	$870,000
Vincent C. Tizzio	President of U.S. Insurance	$900,000

The foregoing description of the President’s Award Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of President’s Award Agreement, which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2018, the Company Board adopted and approved, effective immediately, the Amended and Restated By-Laws of the Company (the “Amended and Restated By-Laws”), which provide, among other things:

•	that the Company Board may postpone a stockholder meeting and reset the record date for such postponed meeting;

•	that the Company Board may appoint a “chairman of a meeting” to preside over stockholder meetings and may establish certain rules of conduct for stockholder meetings;

•	that the chairman of a meeting or a majority in interest of the stockholders entitled to vote at a stockholder meeting may adjourn such meeting regardless of the presence of quorum; and

•

that derivative actions, actions for breach of fiduciary duties, claims against the Company’s officers, directors, employees or agents and intra-corporate disputes involving the Company are litigated exclusively in the state or federal courts of Delaware.

The foregoing description of the Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws of the Company, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Additional Information Regarding the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of The Navigators Group, Inc. (the “Company”) or the solicitation of any vote or approval. This communication relates to the proposed merger involving the Company, The Hartford Financial Services Group, Inc. (“The Hartford”) and Renato Acquisition Co., whereby the Company will become a wholly-owned subsidiary of The Hartford (the “proposed merger”). The proposed merger will be submitted to the stockholders of the Company for their consideration at a special meeting of the stockholders. In connection therewith, the Company intends to file relevant materials with the SEC, including a definitive proxy statement on Schedule 14A (the “definitive proxy statement”) which will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available. The Company may also file other relevant documents with the SEC regarding the proposed merger. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Stockholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement and any other documents filed with the SEC can also be obtained on the Company’s website at www.navg.com under the heading “SEC Filings” within the “Investor Relations” section of the Company’s website or by contacting the Company’s Investor Relations Department at investorrelations@navg.com.

Certain Information Regarding Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 22, 2018, and its definitive proxy statement on Schedule 14A for the 2018 annual meeting of stockholders, filed with the SEC on March 29, 2018, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such definitive proxy statement. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement and other relevant documents filed with the SEC regarding the proposed merger, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.

Forward Looking Statements

Certain information in this communication constitutes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” “may,” “aims,” “intends,” or “projects.” However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements may relate to risks or uncertainties associated with:

•

the satisfaction of the conditions precedent to the consummation of the proposed merger, including, without limitation, the timely receipt of stockholder and regulatory approvals (or any conditions, limitations or restrictions placed on such approvals);

•	unanticipated difficulties or expenditures relating to the proposed merger;

•

the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require the Company to pay a termination fee or reimburse The Hartford for certain of its expenses;

•

legal proceedings, judgments or settlements, including those that may be instituted against the Company, its board of directors, executive officers and others following the announcement of the proposed merger;

•	disruptions of current plans and operations caused by the announcement and pendency of the proposed merger;

•	potential difficulties in employee retention due to the announcement and pendency of the proposed merger;

•	the response of customers, policyholders, brokers, service providers, business partners and regulators to the announcement of the proposed merger; and

•	other factors described in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 22, 2018.

The Company can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The forward-looking statements are made as of the date of this communication, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 22, 2018, by and among The Navigators Group, Inc., The Hartford Financial Services Group, Inc., and Renato Acquisition Co.*

3.1	Amended and Restated By-Laws of The Navigators Group, Inc., as amended and restated on August 21, 2018

10.1	Employment Agreement, dated August 21 2018, by and among The Navigators Group, Inc., Navigators Management Company, Inc. and Stanley A. Galanski

10.2	Employment Agreement, dated August 21, 2018, by and among The Navigators Group, Inc., Navigators Management Company, Inc. and Ciro M. DeFalco

10.3	Form of President’s Award Agreement

99.1	Voting Agreement, dated as of August 22, 2018, by and among The Hartford Financial Services Group, Inc. and the stockholders party thereto

99.2	Voting Agreement, dated as of August 22, 2018, by and between The Hartford Financial Services Group, Inc. and Stanley A. Galanski

*	The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibit or schedule upon request.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 22, 2018, by and among The Navigators Group, Inc., The Hartford Financial Services Group, Inc., and Renato Acquisition Co.*

3.1	Amended and Restated By-Laws of The Navigators Group, Inc., as amended and restated on August 21, 2018

10.1	Employment Agreement, dated August 21 2018, by and among The Navigators Group, Inc., Navigators Management Company, Inc. and Stanley A. Galanski

10.2	Employment Agreement, dated August 21, 2018, by and among The Navigators Group, Inc., Navigators Management Company, Inc. and Ciro M. DeFalco

10.3	Form of President’s Award Agreement

99.1	Voting Agreement, dated as of August 22, 2018, by and among The Hartford Financial Services Group, Inc. and the stockholders party thereto

99.2	Voting Agreement, dated as of August 22, 2018, by and between The Hartford Financial Services Group, Inc. and Stanley A. Galanski

*	The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibit or schedule upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC. (Registrant)

Date: August 22, 2018	By:	/s/ Emily B. Miner
	Name:	Emily B. Miner
	Title:	Senior Vice President and General Counsel